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                                                                     EXHIBIT M-6



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                                  March 2, 2004

The Korea Development Bank
16-3, Yoido-dong
Youngdungpo-gu
Seoul, Korea

Ladies and Gentlemen:

                  We have acted as special United States counsel to The Korea Development Bank, a statutory juridical entity established in the Republic of Korea under The Korea Development Bank Act of 1953, as amended (the "Bank"), in connection with the Bank's offering pursuant to a registration statement under Schedule B (No. 333-111608) of $850,000,000 aggregate principal amount of its 3.875% Notes due 2009 (the "Notes") to be issued under a fiscal agency agreement dated as of February 15, 1991 (the "Fiscal Agency Agreement") between the Bank and The Bank of New York, as fiscal agent (the "Fiscal Agent"). Such registration statement, as amended when it became effective, is herein called the "Registration Statement;" the related prospectus dated January 7, 2004, as first filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended (the "Securities Act"), is herein called the "Base Prospectus;" the prospectus supplement dated February 24, 2004, as first filed with the Commission pursuant to Rule 424(b)(2) under the Securities Act, is herein called the "Prospectus Supplement;" and the Base Prospectus and the Prospectus Supplement, together, are herein called the "Prospectus."

                  In arriving at the opinion expressed below, we have reviewed the following documents:

                  (a)      the Registration Statement;

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The Korea Development Bank, p. 2

                  (b)      the Prospectus;

                  (c) a facsimile copy of the Notes in global form as executed by the Bank and authenticated by the Fiscal Agent; and

                  (d)      an executed copy of the Fiscal Agency Agreement.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such records of the Bank and such other instruments and other certificates of public officials, officers and representatives of the Bank and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

                  In rendering the opinion expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

                  Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that the Notes are the valid, binding and enforceable obligations of the Bank, entitled to the benefit of the Fiscal Agency Agreement.

                  In connection with the foregoing opinion, we note that: (a) we have assumed that each of the Bank and the Fiscal Agent has satisfied those legal requirements that are applicable to it to the extent necessary to make the Fiscal Agency Agreement and the Notes enforceable against it (except that no such assumption is made as to the Bank regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable with respect to the Fiscal Agency Agreement and the Notes), (b) such opinion is subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity, (c) such opinion is subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors' rights, (d) the enforceability of the waiver of immunities by the Bank set forth in the Notes is subject to the limitations imposed by the Foreign Sovereign Immunities Act of 1976 and (e) we express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action relating to the Notes where jurisdiction based on diversity of citizenship under 28 U.S.C. Section 1332 does not exist.

                  The foregoing opinion is limited to the federal law of the United States of America and the law of the State of New York.

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The Korea Development Bank, p. 3

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus, without thereby admitting that we are "experts" under the Securities Act or the rules and regulations of the Commission thereunder for purposes of any part of the Registration Statement, including the exhibit as which this opinion is filed.

                                             Very truly yours,

                                             CLEARY, GOTTLIEB, STEEN & HAMILTON

                                             By         /s/ Jinduk Han
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                                                       Jinduk Han, a Partner